                                                                      EXHIBIT 16


PERFORMANCE QUOTATION COMPUTATIONS
PFAMCo FUNDS
AVERAGE ANNUAL RETURN
FROM COMMENCEMENT OF OPERATIONS
THROUGH OCTOBER 31, 1994

AAR=(ERV/P)/\[1/(N/365)]-1

                                   Managed                Diver-                Capital                Small
                         Money     Bond and    Equity     sified     Enhanced    Appre-    Mid Cap      Cap
                         Market     Income     Income     Low P/E     Equity    ciation    Growth      Value
                       ----------------------------------------------------------------------------------------
Commencement           03/01/91    12/30/91   03/08/91   12/30/91    02/11/91   03/08/91  08/26/91   10/01/91

P (Payment)              $1,000      $1,000     $1,000     $1,000      $1,000     $1,000    $1,000     $1,000

ERV (Ending
Redeemable Value)         1,147       1,180      1,506      1,327       1,346      1,545     1,431      1,382
                       ----------------------------------------------------------------------------------------

T (Total Return)          14.74%      17.97%     50.55%     32.65%      34.58%     54.53%    43.09%     38.16%

N (Number of Days)        1,341       1,034      1,334      1,034       1,359      1,334     1,163      1,127
                       ----------------------------------------------------------------------------------------
AAR (Average Annual
 Return)                   3.82%       6.00%     11.86%     10.47%       8.31%     12.66%    11.91%     11.05%


                          Small     Inter-               Micro                  Inter-
                           Cap     national               Cap       Emerging   national   Utility
                         Growth     Equity    Balanced   Growth     Markets     Active    Stock*
                        ---------------------------------------------------------------------------
Commencement            01/07/91   12/17/90  06/25/92   06/25/93    06/08/93   06/01/93   01/03/94

P (Payment)               $1,000     $1,000    $1,000     $1,000      $1,000     $1,000     $1,000

ERV (Ending
Redeemable Value)          2,411      1,299     1,172      1,189       1,711      1,199        902
                        ---------------------------------------------------------------------------

T (Total Return)          141.12%     29.88%    17.20%     18.91%      71.13%     19.94%     -9.76%

N (Number of Days)         1,394      1,415       858        493         517        510
                        ---------------------------------------------------------------------------
AAR (Average Annual
 Return)                   25.94%      6.98%     6.98%     13.68%      46.13%     13.90%

*Return has not been annualized since the portfolio has less than one year of operations through October 31, 1994.

PERFORMANCE QUOTATION COMPUTATIONS
PFAMCo FUNDS
TOTAL RETURN
FOR THE YEAR ENDED OCTOBER 31, 1994

EVR=P(1+T)

                                   Managed                Diver-                Capital                Small
                         Money     Bond and    Equity     sified     Enhanced    Appre-    Mid Cap      Cap
                        Market      Income     Income     Low P/E     Equity    ciation    Growth      Value
                       ----------------------------------------------------------------------------------------
Commencement           03/01/91   12/30/91    03/08/91   12/30/91    02/11/91   03/08/91  08/26/91   10/01/91

P (Payment)              $1,000     $1,000      $1,000     $1,000      $1,000     $1,000    $1,000     $1,000

ERV (Ending
Redeemable Value)         1,035        964       1,023      1,002       1,018      1,002     1,006        971
                       ----------------------------------------------------------------------------------------

T (Total Return)           3.53%     -3.58%       2.25%      0.15%       1.83%      0.15%     0.58%     -2.89%


                          Small     Inter-               Micro                   Inter-
                           Cap     national               Cap      Emerging    national
                         Growth     Equity   Balanced    Growth     Markets     Active
                        -----------------------------------------------------------------
Commencement            01/07/91   12/17/90  06/25/92   06/25/93   06/01/93    06/08/93

P (Payment)               $1,000     $1,000    $1,000     $1,000     $1,000      $1,000

ERV (Ending
Redeemable Value)          1,046      1,078     1,001      1,073      1,363       1,117
                        -----------------------------------------------------------------

T (Total Return)            4.62%      7.83%     0.08%      7.31%     36.31%      11.68%